As filed with the Securities and Exchange Commission on August 24, 2009

Registration No. 333-133940

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMC ENTERTAINMENT INC.

And Subsidiary Guarantors Listed on Schedule A Hereto

(Exact name of registrants as specified in their charters)

Delaware (State or other jurisdiction of incorporation or organization)	7832 (Primary Standard Industrial Classification Code Number)	43-1304369 (I.R.S. Employer Identification Number)

920 Main Street

Kansas City, Missouri 64105

(816) 221-4000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Craig R. Ramsey

Executive Vice President and Chief Financial Officer

AMC Entertainment Inc.

920 Main Street

Kansas City, MO 64105

(816) 221-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin M. Connor, Esq. Senior Vice President, General Counsel and Secretary AMC Entertainment Inc. 920 Main Street Kansas City, MO 64105 (816) 221-4000	Monica K. Thurmond, Esq. O’Melveny & Myers LLP 7 Times Square New York, NY 10036 (212) 326-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

SCHEDULE A

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number
AMC Entertainment Inc. (Issuer)	Delaware	920 Main Street Kansas City, Missouri 64105	43-1304369
AMC Card Processing Services, Inc.	Arizona	920 Main Street Kansas City, Missouri 64105	20-1879589
Loews Citywalk Theatre Corporation	California	920 Main Street Kansas City, Missouri 64105	95-4760311
AMC Entertainment International, Inc.	Delaware	920 Main Street Kansas City, Missouri 64105	43-1625326
LCE AcquisitionSub, Inc.	Delaware	920 Main Street Kansas City, Missouri 64105	20-1408861
LCE Mexican Holdings, Inc.	Delaware	920 Main Street Kansas City, Missouri 64105	20-1386585
Loews Cineplex U.S. Callco, LLC	Delaware	920 Main Street Kansas City, Missouri 64105	N/A
Loews Theatre Management Corp.	Delaware	920 Main Street Kansas City, Missouri 64105	13-3274097
Club Cinema of Mazza, Inc.	District of Columbia	920 Main Street Kansas City, Missouri 64105	04-3465019
Premium Theater of Framingham, Inc.	Massachusetts	920 Main Street Kansas City, Missouri 64105	04-3399792
American Multi-Cinema, Inc.	Missouri	920 Main Street Kansas City, Missouri 64105	43-0908577

DEREGISTRATION OF SECURITIES

This Registration Statement initially was filed on Form S-1 (File No. 333- 133940) (the “Registration Statement”) by AMC Entertainment Inc. (the “Company”) and the subsidiary guarantors named herein (together with the Company, the “Registrants”) and became effective on or about August 9, 2006. This Registration Statement was filed, and the Prospectus that is part hereof was used, solely in connection with offers and sales by J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC (the “Market Makers”) related to market-making transactions of an indeterminate amount of the securities registered hereunder (the “Securities”). The Registrants subsequently filed a new registration statement on Form S-1 (File No. 333- 160754) (the “New Registration Statement”) with respect to offers and sales by the Market Makers related to market-making transactions of an indeterminate amount of the Securities and certain other securities issued by the Company and certain of its subsidiaries (the “Additional Securities”), and such new registration statement became effective on or about July 30, 2009. Accordingly, this Registration Statement has been superseded by the New Registration Statement and, in accordance with the Company’s undertakings in Part II, Item 22 of this Registration Statement, the Registrants are filing this Post-Effective Amendment No. 4 to the Registration Statement to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 4, all of the notes remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on August 24, 2009.

AMC ENTERTAINMENT INC.

By:	/s/ CRAIG R. RAMSEY
Name:	Craig R. Ramsey
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature		Capacity	Date

/s/ GERARDO I. LOPEZ		Chief Executive Officer, President and Director
Gerardo I. Lopez		(Principal Executive Officer)	August 24, 2009

/s/ CRAIG R. RAMSEY		Chief Financial Officer and Executive Vice President
Craig R. Ramsey		(Principal Financial Officer)	August 24, 2009

*		Chief Accounting Officer and Vice President
Chris A. Cox		(Principal Accounting Officer)	August 24, 2009

/s/ DANA ARDI
Dana Ardi		Director	August 24, 2009

*
Aaron J. Stone		Chairman and Director	August 24, 2009

/s/ PHILIP LOUGHLIN
Philip Loughlin		Director	August 24, 2009

*
Kevin Maroni		Director	August 24, 2009

*
Eliot Merrill		Director	August 24, 2009

*
Stephen P. Murray		Director	August 24, 2009

*
Stan Parker		Director	August 24, 2009

*
Travis Reid		Director	August 24, 2009

*By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the registrants listed below has duly caused this Post-effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on August 24, 2009.

AMC CARD PROCESSING SERVICES, INC.
AMERICAN MULTI-CINEMA, INC.
CLUB CINEMA OF MAZZA, INC.
LCE ACQUISITIONSUB, INC.
LCE MEXICAN HOLDINGS, INC.
LOEWS CINEPLEX U.S. CALLCO, LLC
LOEWS CITYWALK THEATRE CORPORATION
LOEWS THEATRE MANAGEMENT CORP.
PREMIUM THEATER OF FRAMINGHAM, INC.

By:	/s/ CRAIG R. RAMSEY
Name:	Craig R. Ramsey
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature		Capacity	Date

/s/ GERARDO I. LOPEZ		Chief Executive Officer, President and Chairman
Gerardo I. Lopez		(Principal Executive Officer)	August 24, 2009

Chief Financial Officer, Executive Vice President
/s/ CRAIG R. RAMSEY		and Director	August 24, 2009
Craig R. Ramsey		(Principal Financial Officer)

*		Chief Accounting Officer and Vice President
Chris A. Cox		(Principal Accounting Officer)	August 24, 2009

*By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, AMC Entertainment International, Inc. has duly caused this Post-effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on August 24, 2009.

AMC ENTERTAINMENT INTERNATIONAL, INC.

By:	/s/ CRAIG R. RAMSEY
Name:	Craig R. Ramsey
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature		Capacity	Date

/s/ GERARDO I. LOPEZ		Chief Executive Officer, President and Chairman
Gerardo I. Lopez		(Principal Executive Officer)	August 24, 2009

Chief Financial Officer, Executive Vice President
/s/ CRAIG R. RAMSEY		and Director	August 24, 2009
Craig R. Ramsey		(Principal Financial Officer)

*		Chief Accounting Officer and Vice President
Chris A. Cox		(Principal Accounting Officer)	August 24, 2009

/s/ MARK A. MCDONALD
Mark A. McDonald		Director	August 24, 2009

*By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Attorney-in-fact